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                                                                    Exhibit 99.1

                                 [LETTERHEAD]

Contact: Bryan M. DeCordova
Executive Vice President --
Chief Financial Officer
(972) 409-1581

Christopher J. Holland
Vice President -- Finance
(972) 409-1667

NEWS RELEASE FOR IMMEDIATE RELEASE

                MICHAELS ANNOUNCES $150 MILLION DEBT ISSUANCE

IRVING, Texas - June 19, 2001 - Michaels Stores, Inc. (Nasdaq: MIKE) today announced that it is planning an offering of $150 million of Senior Notes due 2009 to certain institutional investors in an offering exempt from the registration requirements of the Securities Act of 1933. The Company intends to use a portion of the proceeds from the offering to redeem its existing 107/8% Senior Notes due 2006.

     The Notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy such notes and is issued pursuant to Rule 135c under the Securities Act of 1933.







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8000 BENT BRANCH DRIVE - IRVING, TEXAS 75063
972/409-1300